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                                                                    EXHIBIT 99.8


                 THE PEOPLE'S BUILDING, LOAN AND SAVINGS COMPANY
                                11 South Broadway
                               Lebanon, Ohio 45036
                                 (513) 932-3876

                      NOTICE OF SPECIAL MEETING OF MEMBERS

                         To be held on ________ __, 2000

        NOTICE IS HEREBY GIVEN that a special meeting of members of The People's Building, Loan and Savings Company will be held at, ____________, _____ Ohio, at [10:00 A.M.,] Eastern Time, on ________ __, 2000, to consider and vote upon:

               (1) The Plan of Conversion pursuant to which People's Savings, immediately subsequent to its merger with The Oakley Improved Building and Loan Company ("Oakley"), will convert from an Ohio chartered mutual savings and loan association to a federally chartered stock savings bank, with the concurrent issuance and sale of all of People's Savings' outstanding capital stock to Peoples Community Bancorp, Inc., a Delaware corporation, and the issuance and sale of Peoples Community Bancorp's common stock to the public; and other transactions provided for in the Plan of Conversion, including the adoption of new stock Charter and Bylaws for People's Savings; and

               (2) Such other business as may properly come before the special meeting or any adjournment hereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

        The Board of Directors has fixed _______ __, 2000 as the voting record date for the determination of members of People's Savings entitled to notice of and to vote at the special meeting and at any adjournment thereof. Only those members of People's Savings of record as of the close of business on the voting record date will be entitled to vote at the special meeting or any postponement or adjournment thereof. The Plan of Conversion must be approved by the affirmative vote of at least a majority of the aggregate amount of votes eligible to be cast by (i) the members of People's Savings plus (ii) the members of Oakley. If there are not sufficient votes for approval of the Plan of Conversion at the time of the special meeting, the special meeting may be postponed or adjourned to permit further solicitation of the proxies. THE FOLLOWING PROXY STATEMENT AND THE ATTACHED PROSPECTUS CONTAIN A MORE DETAILED DESCRIPTION OF PEOPLE'S SAVINGS, PEOPLES COMMUNITY BANCORP AND THE PROPOSED CONVERSION AND MERGERS.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR VOTE WILL BE COUNTED EVEN IF YOU ARE UNABLE TO ATTEND. FOR A DISCUSSION OF HOW TO REVOKE A PREVIOUSLY GRANTED PROXY, SEE "REVOCABILITY OF PROXIES" IN THE ATTACHED PROXY STATEMENT.

                                            By Order of the Board of Directors

                                            David A. Cook
                                            Secretary

Lebanon, Ohio
________ __, 2000




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                   THE OAKLEY IMPROVED BUILDING & LOAN COMPANY
                              3924 ISABELLA AVENUE
                             CINCINNATI, OHIO 45209
                                 (513) 531-0591

                      NOTICE OF SPECIAL MEETING OF MEMBERS

                         To be held on ________ __, 2000

        NOTICE IS HEREBY GIVEN that a special meeting of members of The Oakley Improved Building & Loan Company will be held at, ____________, _____ Ohio, at [10:00 A.M.,] Eastern Time, on ________ __, 2000, to consider and vote upon:

        (1) The Plan of Conversion pursuant to which, after its merger with Oakley, The People's Building, Loan & Savings Company, immediately subsequent to the merger of Oakley with and into People's Savings, will convert from an Ohio chartered mutual savings and loan association to a federally chartered stock savings bank, with the concurrent issuance and sale of all of People's Savings' outstanding capital stock to Peoples Community Bancorp, Inc., a Delaware corporation, and the issuance and sale of Peoples Community Bancorp's common stock to the public; and other transactions provided for in the Plan of Conversion, including the adoption of new stock Charter and Bylaws for People's Savings; and

        (2) Such other business as may properly come before the special meeting or any adjournment hereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

        The Board of Directors has fixed _______ __, 2000 as the voting record date for the determination of members of Oakley entitled to notice of and to vote at the special meeting and at any adjournment thereof. Only those members of Oakley of record as of the close of business on the voting record date will be entitled to vote at the special meeting or any postponement or adjournment thereof. The Plan of Conversion must be approved by the affirmative vote of at least a majority of the aggregate amount of votes eligible to be cast by (i) the members of People's Savings plus (ii) the members of Oakley. If there are not sufficient votes for approval of the Plan of Conversion at the time of the special meeting, the special meeting may be postponed or adjourned to permit further solicitation of the proxies. THE FOLLOWING PROXY STATEMENT AND THE ATTACHED PROSPECTUS CONTAIN A MORE DETAILED DESCRIPTION OF PEOPLE'S SAVINGS, PEOPLES COMMUNITY BANCORP AND THE PROPOSED CONVERSION AND THE MERGERS.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR VOTE WILL BE COUNTED EVEN IF YOU ARE UNABLE TO ATTEND. FOR A DISCUSSION OF HOW TO REVOKE A PREVIOUSLY GRANTED PROXY, SEE "REVOCABILITY OF PROXIES" IN THE ATTACHED PROXY STATEMENT.

                                          By Order of the Board of Directors

                                          Alexis Thompson
                                          Secretary

Cincinnati, Ohio
________ __, 2000


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[NOTE: This joint proxy statement of The People's Building, Loan and Savings
       Company and The Oakley Building and Loan Company will be attached to the prospectus included herein of Peoples Community Bancorp, Inc.]


THE PEOPLE'S BUILDING, LOAN & SAVINGS             THE OAKLEY IMPROVED BUILDING &
               COMPANY                                     LOAN COMPANY
          11 SOUTH BROADWAY                            3924 ISABELLA AVENUE
         LEBANON, OHIO 45036                          CINCINNATI, OHIO 45209

                              JOINT PROXY STATEMENT
                       FOR THE SPECIAL MEETINGS OF MEMBERS
               OF THE PEOPLE'S BUILDING, LOAN AND SAVINGS COMPANY
                AND THE OAKLEY IMPROVED BUILDING AND LOAN COMPANY


                         TO BE HELD ON ________ __, 2000

        THE BOARDS OF DIRECTORS OF THE PEOPLE'S BUILDING, LOAN AND SAVINGS COMPANY AND PEOPLES COMMUNITY BANCORP, INC., AS WELL AS THE OTS AND THE OHIO DIVISION OF FINANCIAL INSTITUTIONS HAVE APPROVED THE PLAN OF CONVERSION SUBJECT TO ITS APPROVAL BY THE MEMBERS OF PEOPLE'S SAVINGS AND THE OAKLEY IMPROVED BUILDING & LOAN COMPANY AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL BY THE OTS DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION BY THE OTS.

PURPOSE OF THE SPECIAL MEETING AND SUMMARY OF THE CONVERSION AND MERGERS WITH OAKLEY AND HARVEST HOME FINANCIAL

        This proxy statement, together with the attached prospectus of Peoples Community Bancorp, Inc., constitutes the proxy statement for, and is being furnished to eligible members of People's Savings and Oakley in connection with the solicitation by the Board of Directors of proxies to be voted at the special meetings of members of People's Savings and Oakley each to be held on ________ __, 2000, at __________, at [10:00 A.M.,] Eastern Time, and at any postponement or adjournment thereof. The special meetings are being held for the purpose of considering and voting upon the Plan of Conversion of People's Savings and the transactions contemplated by and provided for in the Plan of Conversion.

        On September 30, 1999, the Board of Directors of People's Savings unanimously adopted the Plan of Conversion pursuant to which People's Savings will be converted from an Ohio chartered mutual savings and loan association to a federally chartered stock savings bank. It is currently intended that all of the capital stock of People's Savings will be held by Peoples Community Bancorp, which is incorporated under Delaware law. The Plan of Conversion has been approved by the Office of Thrift Supervision (the "OTS"), subject to, among other things, approval of the Plan of Conversion by members of People's Savings and Oakley at the special meetings.

        The Plan of Conversion provides generally that (i) People's Savings will convert from an Ohio-chartered mutual savings and loan association to a Federally chartered capital stock savings bank and (ii) Peoples Community Bancorp will offer common stock for sale in the Subscription Offering to Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders, and Other Members (as such terms are defined in the Plan of Conversion ). In the event that any common stock of Peoples Community Bancorp remains unsold upon completion of the Subscription Offering, People's Savings anticipates such shares would be offered in the Community Offering (as defined in Plan of Conversion). Any shares not subscribed for in the Subscription and Community Offerings will be offered for sale by Peoples Community Bancorp to the general public in a Syndicated Community Offering (as such term is defined in the Plan of Conversion). People's Savings and Peoples Community Bancorp have the right to accept or reject, in whole or in part, any orders to purchase shares of Peoples Community Bancorp common stock received in any Community Offering or the Syndicated Community Offering.

        On September 30, 1999, People's Savings entered into an Agreement of Merger with Oakley. Pursuant to the Oakley merger agreement, Oakley will merge with and into People's Savings with People's Savings being the surviving association. The Oakley merger will occur immediately before the conversion of People's Savings to a Federally chartered stock-form savings bank.


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        On September 30, 1999, People's Savings also entered into an Agreement and Plan of Merger with Harvest Home Financial Corporation, an Ohio corporation, pursuant to which Harvest Home Financial will be merged with and into Peoples Community Bancorp. Pursuant to the terms of the Harvest Home merger agreement, upon completion of the merger of Harvest Home Financial with and into Peoples Community Bancorp, each share of Harvest Home Financial common stock, par value $0.01 per share, will be converted into the right to receive $9.00 in cash plus
0.9 of a share of Peoples Community Bancorp common stock, based on the purchase price of $10.00 per share. The Harvest Home merger is expected to occur simultaneously with, or immediately after, the conversion of People's Savings.

        VOTING IN FAVOR OF OR AGAINST THE PLAN OF CONVERSION INCLUDES A VOTE FOR OR AGAINST THE ADOPTION OF THE NEW FEDERAL STOCK CHARTER AND BYLAWS OF PEOPLE'S SAVINGS.

        VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE ANY PERSON TO PURCHASE ANY PEOPLES COMMUNITY BANCORP COMMON STOCK.

        THE BOARD OF DIRECTORS OF PEOPLE'S SAVINGS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PLAN OF CONVERSION.

VOTING RIGHTS AND VOTES REQUIRED FOR APPROVAL OF THE PLAN OF CONVERSION

        The Board of Directors of People's Savings has fixed ________ __, 2000 as the voting record date for the determination of members, entitled to notice of and to vote at the special meeting of People's Savings and at any postponement or adjournment thereof. The Board of Directors of Oakley has fixed _______ __, 2000 as the voting record date for the determination of members entitled to notice of and to vote at the special meeting of Oakley and at any postponement or adjournment thereof. The Plan of Conversion must be approved by the affirmative vote of at least a majority of of the aggregate amount of votes eligible to be cast by (i) the members of People's Savings plus (ii) the the members of Oakley. If there are not sufficient votes for approval of the Plan of Conversion at the time of the special meetings, either of the special meetings may be adjourned to permit further solicitation of proxies.

        At the special meetings, each depositor member of People's Savings and Oakley, as the case may be, as of the voting record date will be entitled at the special meeting to cast one vote per $100, or fraction thereof, of the aggregate withdrawal value of all of such member's deposit accounts in People's Savings or Oakley, as the case may be, as of the voting record date. No member may cast more than 1,000 votes at such special meetings. In general, accounts held in different ownership capacities will be treated as separate accounts for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate account for $100,000 in their own name, each person would be entitled to 1,000 votes for the separate account and they would together be entitled to cast 1,000 votes on the basis of the joint account. People's Savings' and Oakley's records indicate that as of the voting record date, there were approximately ______ and _______ members, respectively, entitled to cast an aggregate of _________ votes at the special meetings.

        Deposits held in trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of IRA and Qualified Plan accounts, such as Keough accounts, established at People's Savings or Oakley, the beneficiary may direct the trustee's vote on the Plan of Conversion by returning a completed proxy card to People's Savings or Oakley. If no proxy card is returned, People's Savings or Oakley, as trustee, will not vote on the adoption of the Plan of Conversion on behalf of such beneficiary.

PROXIES

        The members of People's Savings or Oakley as of the voting record date may vote at the special meeting or at any postponement or adjournment thereof in person or by proxy. Enclosed is a proxy card which may be used by any member to vote on the Plan of Conversion. All properly executed proxies received by People's Savings will be voted in accordance with the instructions indicated thereon by the member giving such proxies. IF NO INSTRUCTIONS ARE GIVEN, EXECUTED PROXIES WILL BE VOTED FOR ADOPTION OF THE PLAN OF CONVERSION.


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REVOCABILITY OF PROXIES

        A proxy may be revoked at any time before it is voted by filing written revocation of the proxy with the Secretary of People's Savings by submitting a duly executed proxy bearing a later date or by attending and voting in person at the special meeting or any postponement or adjournment thereof. The presence of a member at the special meeting shall not revoke a proxy unless a written revocation is filed with the Secretary of People's Savings prior to the voting of such proxy. The proxies being solicited by the Board of Directors of People's Savings are only for use at the special meeting and at any adjournment thereof and will not be used for any other meeting.

SOLICITATION OF PROXIES AND TABULATION OF THE VOTE

        To the extent necessary to permit approval of the Plan of Conversion, proxies may be solicited by officers, directors or employees of People's Savings and Oakley, by telephone or through other forms of communication and, if necessary, the special meeting may be adjourned to a later date. Such persons will be reimbursed by People's Savings for their reasonable out-of-pocket expenses incurred in connection with such solicitation. Peoples Community Bancorp has retained Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc., to provide proxy solicitation and vote tabulation services, to act as inspector of election and to provide financial and marketing advisory services for the offerings, for a fee of $215,000. See "The Offerings - Marketing Arrangements" in the prospectus. People's Savings will bear all costs associated with proxy solicitation and vote tabulation.

REASONS FOR CONVERSION

        See "Our Conversion and Our Mergers with Oakley and Harvest Home Financial - Our Purposes for Converting to Stock - Form and Merging with Oakley and Harvest Home Financial" and "-Effects of Our Conversion and the Mergers" in the prospectus for a discussion of the basis upon which the Board of Directors determined to undertake the proposed conversion. As more fully discussed in those sections and in other sections of the prospectus, the Board of Directors believes that the Plan of Conversion is in the best interest of People's Savings, its members, the members of Oakley and the communities it serves.

STOCK-BASED BENEFITS TO MANAGEMENT

        See "Summary - Benefits to Management from the Offering,", and "Management - Employment Agreements," " - Change in Control Agreements," " - Defined Contributory Pension Plan" and " - New Stock Benefit Plans" in the prospectus for a discussion of the interests of management in the conversion.

REVIEW OF OTS ACTION

        Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the OTS be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R.
Section 563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the OTS by the clerk of the court and thereupon the OTS files in the court the record in proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.



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ADDITIONAL INFORMATION

        A copy of the Plan of Conversion, the Constitution, Articles of Incorporation and Bylaws of People's Savings are available without charge from People's Savings or Oakley. Requests for such information should be directed to:
David A. Cook, Secretary, The People's Building, Loan and Savings Company, 11 South Broadway, Lebanon, Ohio 45036; or Alexis Thompson, Secretary, The Oakley Improved Building & Loan Company, 3924 Isabella Avenue, Cincinnati, Ohio 45209.










        THE ATTACHED PROSPECTUS IS AN INTEGRAL PART OF THIS PROXY STATEMENT AND CONTAINS DETAILED INFORMATION ABOUT PEOPLE'S SAVINGS, PEOPLES COMMUNITY BANCORP, THE CONVERSION, INCLUDING, THE RIGHTS OF ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS TO SUBSCRIBE FOR SHARES OF PEOPLES COMMUNITY BANCORP COMMON STOCK, AND THE MERGERS, INCLUDING INFORMATION ABOUT OAKLEY, HARVEST HOME SAVINGS AND HARVEST HOME FINANCIAL. MEMBERS AS OF THE VOTING RECORD DATE ARE URGED TO CONSIDER SUCH INFORMATION CAREFULLY PRIOR TO SUBMITTING THEIR PROXIES.



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